STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of May 27, 1998, by and among Data Transmission Network Corporation, a Delaware corporation
("Buyer"), and Donald W. Bowles, Excel Interfinancial Corporation, Charter Financial Holdings, LLC, Steven L. Reynolds and Douglas Vanderbilt (collectively the "Sellers" and individually a "Seller"). Donald W. Bowles is sometimes referred to in this Agreement as "Bowles".

         WHEREAS, each Seller is the owner, beneficially and of record, of the number of shares of the Common Stock of National Datamax, Inc., a California corporation (the "Company"), set forth opposite his, her or its name on Schedule 1 attached hereto, and Sellers are the owners, in the aggregate, of all of the issued and outstanding capital stock of the Company;

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer all of the issued and outstanding capital stock of the Company upon and subject to the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Buyer and Sellers agree as follows:

                                    ARTICLE I
                                 SALE OF SHARES

         1.01 Sale of Shares. Subject to the terms and conditions herein stated, Sellers agree to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), free and clear of any and all liens, claims and encumbrances, good, valid and marketable title to all of the outstanding shares of capital stock of the Company (the "Shares"), and Buyer agrees to purchase the Shares from Sellers on the Closing Date. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Sellers, with all signatures guaranteed by a state or national bank.

         1.02 Price. In full consideration for the purchase by Buyer of the Shares, Buyer shall pay to Sellers, and Sellers agree to accept from Buyer as the entire purchase price for the Shares, the following amounts:

         (a) Buyer shall pay to each Seller on the Closing Date the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being an aggregate amount of Two Million Dollars ($2,000,000).

         (b) Sellers will be paid pro rata, based on their percentage ownership of the Shares, 640% of the amount (the "Excess Amount"), if any, by which the Recurring Revenue (as hereinafter defined) for each of the calendar quarters ending June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999, and June 30, 1999 exceeds the

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              Base Amount (as hereinafter defined).  Such payments shall be made within thirty (30) days after the end of each such calendar quarter. Recurring Revenue shall mean all revenue received by the Company which is based on repeating revenues or fees from its customers including, but not limited to, subscription revenues, maintenance fees, advertising revenues, and access or usage fees. The Base Amount shall mean at the time of determination the greater of (i) $338,087 or (ii) the highest Recurring Revenue for any calendar quarter subsequent to the calendar quarter ended March 31, 1998, and preceding the calendar quarter for which the amount is being determined. The calendar quarter referred to in clause (ii) as having the highest Recurring Revenue will be the last calendar quarter for which there was an Excess Amount. As an example, if the Recurring Revenue for the calendar quarter ending June 30, 1998 is $300,000 (consequently, there being no Excess
              Amount for such quarter) and the Recurring Revenue for the calendar quarter ending September 30, 1998 is $388,087, then the Excess Amount for such later calendar quarter is $50,000. If in the calendar quarter ending December 31, 1998, the Recurring Revenue is $438,087, then the Excess Amount for such quarter would be $50,000.

         (c) Sellers will be paid pro rata, based on their percentage ownership of the Shares, 80% of all Non-recurring Revenue (as hereinafter defined) received by the Company after the Closing Date and before July 1, 1999. Such payments shall be made quarterly on or before the date thirty days after the end of each calendar quarter. Non-recurring Revenue shall mean all revenue received from sales made or services rendered by the Company other than Recurring Revenue (as defined above). Non-recurring Revenue shall not include income from extraordinary items as determined pursuant to generally accepted accounting principles.

         1.03 Closing. The sale referred to in Section 1.01 (the "Closing") shall take place at the office of the Company at 16955 Via Del Campo, Suite 215, San Diego, California, on June 1, 1998, or at such later date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof (except as otherwise specified herein) and as of the Closing Date, Sellers (without qualification in the case of Donald W. Bowles and to their actual knowledge without inquiry in the cases of Sellers other than Donald W. Bowles) each jointly and severally represents and warrants to Buyer as follows:

         2.01 Organization and Qualification. At the Closing Date, the Company will be a corporation duly organized, validly existing and in good standing under the laws of California and will have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. California is the only jurisdiction in which the Company is qualified

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or licensed to do  business.  Buyer has  heretofore  received  true and complete copies of the Articles of Incorporation and By-laws (or other similar charter documents), as currently in effect, of the Company.

         2.02 Capitalization; Title to Stock. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value (the "Common Stock"), of which 873,300 shares are issued and outstanding as of the date hereof and no shares are held in the Company's treasury. Sellers are the record owners of all the Company's outstanding shares of Common Stock. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the sale to Buyer as contemplated by this Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from the Company or Sellers or any affiliate of the Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire
(i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. Each Seller represents and warrants only with respect to that Seller and not with respect to any other Seller, that such Seller (i) has good, valid and marketable title, beneficially and of record, to the respective Shares set forth opposite his or its name on Schedule 1 attached hereto, free and clear of all liens, encumbrances and rights of others, (ii) is in rightful possession of duly and validly authorized and issued certificates evidencing his or its ownership of record of such Shares, and (iii) at the Closing Date, will have full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of this Agreement, good, valid and marketable title, beneficially and of record, to all of such Shares being sold by such Seller to Buyer hereunder, free and clear of all liens, encumbrances and rights of others.

         2.03 Subsidiaries. (a) The Company has no subsidiaries. Except as set forth on Schedule 2.03, there is no corporation, partnership, joint venture or other person or entity in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements has or will have, a right or obligation to acquire or make by any means, an interest or investment (including, without limitation, equity ownership, proprietary interest, loans, guarantees of indebtedness and other similar obligations).

         2.04 Authority Relative to the Transactions Contemplated by this Agreement. At the Closing Date, each Seller will have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At the Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly authorized on behalf of all Sellers and no other proceedings on behalf of Sellers are or will be necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming the valid execution and delivery of this Agreement by Buyer) at the Closing Date will constitute a legal, valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy,

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insolvency,  reorganization,  moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.05  Consents  and  Approval;  No  Violation.  Except  as set forth on
Schedule 2.05, neither the execution and delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby, nor compliance by any Seller with the provisions hereof, will (i) require the Company or any Seller to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority except for those requirements which become applicable to the Company as a result of the specific regulatory status of Buyer or as a result of any other facts that specifically relate to the business activities in which Buyer is engaged; (ii) conflict with or breach any provision of the Articles of Incorporation, By-laws or trust agreement (or other similar governing documents) of the Company or any Seller; (iii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any Seller is a party, or by which the Company or any Seller or any of their respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to the Company or any Seller or any of their material assets (provided, however, as to this Section 2.05, each Seller so represents and warrants only with respect to the Company and that Seller and not with respect to any other Seller).

         2.06 Financial Statements. Sellers have delivered to Buyer the unaudited balance sheet of the Company as of April 30, 1998, and the statements of income for the year ended December 31, 1997, and the three month period ended March 31, 1998 (the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of April 30, 1998 and the results of operations for the year ended December 31, 1997, and the three month period ended March 31, 1998, on a cash basis and otherwise in conformity with generally accepted accounting principles. The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly disclosed therein or as set forth in Schedule 2.06.

         2.07 Undisclosed Liabilities. Except (i) as provided for in the Financial Statements, (ii) as disclosed in Schedule 2.07 or as specifically identified on other Schedules to this Agreement or (iii) for normal trade obligations incurred in the ordinary course of business subsequent to April 30, 1998, consistent with past practices, the Company has no liabilities or obligations in excess of $10,000 individually or $25,000 in the aggregate of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

         2.08 Absence of Certain  Changes or Events.  Except (i) as set forth in
Schedule 2.08, (ii) as disclosed in the other Schedules hereto, or (iii) as reflected in the Financial Statements, since April 30, 1998, the Company has not
(a) taken any action  specified  in Sections  4.01  (a)-(o)  herein  (other than

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actions taken after the date hereof with the consent of Buyer), (b) suffered any material adverse change in its assets, liabilities, business, results of operations or financial condition, (c) suffered any damage, destruction or casualty loss adversely affecting any material assets of the Company, or (d) entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business, consistent with past practices.

         2.09 Title and Related Matters. (a) Except as set forth on Schedule 2.09, the Company does not own any real property. All of the properties, rights and assets, tangible and intangible, now used in or, to the best knowledge of Sellers, sufficient for the conduct by the Company of its business as presently conducted will be indirectly transferred to Buyer by its purchase of the Shares. The interests of the Company in its properties, rights and assets (whether owned or as a lessee) are free and clear of all Liens other than (i) Liens for taxes not yet due, (ii) Liens which do not affect the use by, or value to, the Company of its rights and assets, or (iii) Liens set forth on Schedule 2.09. The term "Liens" shall mean any pledge, lien, security interest, conditional sale agreement, or other similar encumbrance.

         (b) Except as set forth on Schedule 2.09, the real properties owned or leased by the Company are used and operated in substantial compliance and in conformity in all material respects with all permits, leases, contracts, commitments, licenses and, to the best knowledge of Sellers, applicable laws. With respect to all buildings which are owned or leased by the Company, except for restrictions under applicable zoning laws and ordinances, to the best knowledge of Sellers, no condition, law or regulation precludes or restricts the use of such properties for the purposes for which they are used.

         (c) All of the material assets used in the business of the Company are in reasonably good and serviceable condition in accordance with industry practice and as such are, to the best knowledge of Sellers, adequate to conduct the business of the Company.

         2.10  Material  Contracts.  Except as set forth in Schedule  2.10,  the
Company does not have nor is it bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, commission, severance or termination pay, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $10,000, (d) any loan or advance to, or investment in, any other person other than cash advances in the ordinary course of business consistent with past practice, or any agreement, contract or commitment relating to the making of any such loan, advance or investment except for cash advances in the ordinary course of business consistent with past practice, (e) any debt obligation for borrowed money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection and other similar transactions in the ordinary course of business), (f) any management, distributorship, sales, service (personal or otherwise), consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line

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of business or to compete  with any other  person or in any area,  (h) any other agreement, contract or commitment which involves $25,000 or more and is not cancelable without penalty within 30 days, (i) any outstanding powers of attorney or proxies granted to any person for any purpose whatsoever, (j) any contract or oral or written agreement for the acquisition of any other person,
(k) any agreement as to which the United States Government, any state, local or municipal government or any foreign government or any agency or instrumentality of any of the foregoing is a party, exclusive of any such agreement which contains solely the provisions set forth in a form contract used by the Company in its ordinary course of business, which forms have been previously made available to Buyer, or (l) any proposed contract or agreement which upon acceptance of a customer or third party would create a binding obligation upon the Company and which would not be cancelable without penalty within thirty (30) days and would involve a commitment to pay $25,000 or more annually (all such
oral  or  written  agreements,   contracts,  arrangements  and  commitments  are
hereinafter referred to as the "Material Contracts"). True, complete and correct copies of all such written contracts, commitments, agreements or arrangements described on Schedule 2.10 will have been made available to Buyer prior to Closing. To the best knowledge of Sellers, Schedule 2.10 contains a complete list of all such oral contracts, agreements, commitments or arrangements and identifies which of such contracts are oral in nature. Except as set forth on
Schedule 2.10, there is not, under any of the Material Contracts, any default or event which, with notice or lapse of time or both, would constitute a default on the part of the Company. Neither the Company nor any Seller has received any notice from the other party to such Material Contracts of the termination or threatened termination thereof and no Seller knows of the occurrence of any event which would allow such other party to terminate such Material Contract except as otherwise disclosed in the Schedules hereto. Except as set forth on
Schedule 2.10 or any other Schedule hereto, no indebtedness of the Company will be accelerated by its terms, or result from the consummation of the transactions contemplated hereby.

         Schedule 2.10 contains a complete list of all agreements providing for the payment of severance pay to employees of the Company (the "Termination Benefits Agreements"). Except as expressly indicated on Schedule 2.10, no event has occurred under any of the Termination Benefits Agreements which alone or upon the giving of notice or the passage of time or both would obligate the Company to make any payment under any of the Termination Benefits Agreements.

         2.11 Major Customer  Contracts.  Schedule 2.11  identifies the eighteen
(18) agreements in effect on the date of this Agreement that yielded the greatest amount of Recurring Revenues to the Company for the calendar quarter ended March 31, 1998 (the "Major Customer Contracts"). With respect to the Major Customer Contracts:

         (a) The Company is the party that provides the services under each of the Major Customer Contracts and, except as set forth in Schedule 2.11, no Major Customer Contract contains provisions to the effect that it will be subject to termination or renegotiation as a result of the transactions contemplated hereby;

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         (b) Prior to Closing  Bowles will have made  available to Buyer correct and complete copies of all of the Major Customer Contracts and all amendments thereto and all extensions and renewals thereof;

         (c) Except as set forth on Schedule 2.11, no notice of termination of a Major Customer Contract has been received by the Company, and no such customer has indicated in writing its intention to terminate a Major Customer Contract;

         (d) There are no credits, monies or the like in excess of $1,000 due to any customer who is a party to a Major Customer Contract other than pursuant to the terms of the Major Customer Contracts;

         (e) Except as set forth on Schedule 2.11, the Company has not received any written notice of any warranty or indemnity claims by any customer under a Major Customer Contract which has not been settled to the satisfaction of the customer claimant;

         (f) Except as set forth on Schedule 2.11, the Company has not received any written notice of default from any customer under any of the Major Customer Contracts; and

         (g) Except as set forth in Schedule 2.11, the Company has not received any notice of the filing by or against any customer who is a party to a Major Customer Contract of a petition in bankruptcy, assignment for the benefit of creditors, a petition seeking reorganization, composition, liquidation, dissolution or similar arrangement.

         2.12 Leases. Schedule 2.12 hereto sets forth an accurate list of (a) all written leases under which the Company is a lessee or lessor of real property or office space and (b) all other leases to which the Company is a party (as lessee) involving annual rental payments in excess of $5,000. All rents and additional rent due to date and to the Closing Date on such leases have and will have been paid and in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or arrangement and is not in default thereunder. Except as set forth on Schedule 2.12, there is not, with respect to leases referred to in clauses (a) and (b) above, any existing default, or an event of default, or event which, with or without notice or lapse of time or both, would constitute a default or an event of default, on the part of the Company.

         2.13  Proprietary Rights; Computer Programs, Databases and Software.

         (a) Schedule 2.13 contains a complete list of all trademarks, trade names, assumed names, service marks, logos, patents, copyrights and copyright registration, and any applications for registration therefor presently owned or held by the Company or with respect to which the Company owns or holds any license or other direct or indirect interest (collectively, the "Proprietary Rights"); and no other Proprietary Rights are used in or are necessary for the conduct of the business of the Company as such business is presently conducted. Unless otherwise indicated in such Schedule 2.13 the Company owns sufficient right, title and interest in and to the material Proprietary Rights for the conduct of its business. No material Proprietary Rights used by the Company

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conflict  with or infringe the rights of any other  person.  No claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights and no Seller knows of any basis for such claim. The Company has taken all measures which it believes to be appropriate to maintain and protect the Proprietary Rights. The Company has the right to use all material Proprietary Rights, to provide and sell the services and products provided and sold by it, and to conduct its business as heretofore conducted, and, except as set forth on Schedule 2.13, the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on Schedule 2.13, no person is known to be infringing on or violating the Proprietary Rights used by the Company.

         (b) Prior to the Closing, copies of the license agreements relating to any computer programs, databases or software used by the Company shall have been made available to Buyer. The Company owns, leases or licenses and has the right to use computer programs, databases and software which are sufficient and adequate to operate the business of the Company as it is presently being conducted. Except as set forth on Schedule 2.13, all such computer programs, databases and software and the source codes thereof, if applicable, have been maintained only at the Company's offices at 16955 Via Del Campo, Suite 215, San Diego, California. Except in the ordinary course of its business or as set forth in Schedule 2.13, the Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of its computer programs, databases or software to any other person. The occurrence in or use by such computer programs, databases and software of dates on or after January 1, 2000 ("millennial dates") will not adversely affect the performance thereof with respect to data dependent data, compilations, output, or other functions (including but not limited to calculating, comparing and sequencing) and that such computer programs, databases and software will create, store, process and output information related to or including millennial dates without error or omissions.

         2.14 Litigation. Schedule 2.14 sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and investigations pending and threatened, by or against or involving the Company or its business and, in the case of collection claims, those involving claims in excess of $10,000. No such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, would, individually or in the aggregate, materially adversely affect the business, financial condition, results of operations or prospects of the Company taken as a whole or the transactions contemplated hereby. The Company does not know of any reasonable basis for any other such claim, action, suit, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

         2.15 Employee Benefit Matters. (a) Except as disclosed on Schedule 2.15 hereto and as described in subparagraph (b) (i) below, neither the Company nor any member of the Control Group (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code") maintains, has contributed to or has ever been obligated to contribute to, for, on behalf of or with respect to current or former employees of the Company, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (as defined in ERISA Section

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3(37)),  stock  purchase  plan,  stock  option  plan  or  deferred  compensation agreement, plan or funding arrangement (collectively "Employee Plans").

         (b) (i) The only  employee  welfare  benefit plans (as defined in ERISA
Section 3(1)) maintained by the Company is a Group Medical Insurance Plan (the "Company Plan"). A copy of the Company Plan has been furnished to Buyer.

         (ii) To the best  knowledge  of  Sellers,  with  respect to the Company
Plan:

         (A) to the extent it is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements in all material respects;

         (B) there is no  disqualified  benefit (as such term is defined in Code
Section 4976(b)) which would subject Sellers, the Company or Buyer to a tax under Code Section 4976(a);

         (C) to the extent it is a group health plan (as such term is defined in Code Section 162 (i)(3)), it complies and has complied with the applicable requirements of Code Section 162(k), Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act in all material respects; and

         (D) it may be amended or terminated by the Company or Buyer on or at any time after the Closing Date.

         2.16 Governmental Authorizations and Regulations. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business, as presently conducted and the same are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all applicable licenses, franchises, permits and other governmental authorizations and, to the best knowledge of Sellers, in compliance in all material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business. Except as set forth on Schedule 2.16, the Company has not received any notice of any alleged violation of any of the foregoing.

         2.17 Labor Matters. Except as set forth in Schedule 2.17, (i) the Company is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Federal Immigration Reform and Control Act of 1986), (ii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board, (iii) there are no proceedings pending or threatened before the National Labor Relations Board with respect to the Company, (iv) there are no discrimination charges (relating to sex, age, religion, race, color, national origin, ethnicity, handicap or veteran status or any other basis protected by relevant law) pending before any federal, state or local agency or authority against the Company or any of its employees, (v) no grievance which might have a material adverse effect upon the Company is

                                       9
currently pending, (vi) the Company is not bound by any collective bargaining agreement and there is no collective bargaining agreement currently being negotiated by the Company and (vii) the Company has not experienced any material labor difficulty during the past three years.

         2.18 Insurance. The Company maintains insurance coverage which Bowles believes to be sufficient for compliance with all requirements of law and of all agreements to which the Company is a party and which provides adequate insurance coverage for the business of the Company. With respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the Closing Date will have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in such policies without the payment of, additional premiums, unless called for in its original terms.

         2.19 Tax Matters. (a) Except as set forth in Schedule 2.19, the Company has filed or will file or cause to be filed within the time and in the manner prescribed by law all Federal, state, local and foreign tax returns and tax reports which are required on or before the Closing Date to be filed by, or with respect to, it. Such returns and reports accurately reflect all liability for taxes of the Company for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, withholding, payroll, employment and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and provided for in the Financial Statements of the Company.

         (b) The Company has not filed any election or caused any deemed election under Section 338 of the Code.

         (c) Except as set forth in Schedule 2.19, (i) the Company is not delinquent in the payment of any Taxes (as defined in Section 6.03 hereof), and
(ii) no extensions of time have been granted to the Company to file any return required by applicable law to be filed by it prior to or on the Closing Date, which have expired or will expire on or before the Closing Date without such return having been filed.

         (d) The federal income tax returns of the Company (or returns of any consolidated group which include the Company) have not been examined by the Internal Revenue Service (the "IRS").

         (e) The Company has not participated (nor will the Company participate prior to the Closing) in or cooperate with an international boycott within the meaning of Section 999 of the Code.

         (f) Except as set forth in Schedule 2.19, all transactions which could give rise to a substantial understatement of federal income tax (within the meaning of Section 6661 of the Code) were adequately disclosed on the returns required in accordance with Section 6661(b)(2)(8) of the Code.

                                       10

         2.20 Transactions with Affiliates. Except as expressly provided in this Agreement or as set forth in Schedule 2.20, the Company does not owe any amount or have any liability (contingent or otherwise), contract, commitment, arrangement or obligation to or with Sellers or any of their affiliates. Except as set forth on Schedule 2.20, neither Bowles nor any of his affiliates owns, directly or indirectly, any interest that will survive the Closing in, or is a director or employee of, or consultant to, any organization that is a competitor in the United States, supplier, licensor, customer, creditor or debtor of the Company. No Seller or persons known by any Seller to be affiliates of any Seller have any material interest in any significant property, real or personal, tangible or intangible, of the Company.

         2.21 Accounts Receivable. Except as set forth on Schedule 2.21, the accounts receivable reflected on the April 30, 1998 balance sheet contained in the Financial Statements and all accounts receivable arising between April 30, 1998 and the date hereof arose from bona fide transactions in the ordinary course of business. Except as set forth on Schedule 2.21, no account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted by the account obligor. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Company as being due to the Company at the Closing Date less the amount of $20,000 are good and collectible in full in the ordinary course of business.

         2.22  Environmental Matters.  Except as set forth in Schedule 2.22:

         (a) The Company is in material compliance with, and has not done anything to be in material violation of, the terms and conditions of all environmental permits, licenses, and other authorizations required under all applicable federal, state and local laws relating to the environment, or the premises owned, leased or occupied by them.

         (b) To the best knowledge of Sellers, there are no conditions at, on, under or related to, the real property constituting the premises upon which the business of the Company is conducted or otherwise owned, occupied or leased by the Company (collectively, the "Premises") which presently poses a significant hazard to human health or the environment. There has been no production, use, treatment, storage in underground tanks, pits, or surface impoundments, transportation or disposal by the Company of any Hazardous Substance, as hereinafter defined, on the Premises nor any release or threatened release by the Company of any Hazardous Substance, pollutant or contaminant into or upon or over the Premises or into or upon ground or surface water at or within 2,000 feet of the boundaries of the Premises. To the best knowledge of Sellers, except as set forth in Schedule 2.22, there are no asbestos or asbestos-containing materials incorporated into the buildings or interior improvements that are part of the Premises or other assets to be indirectly transferred pursuant to this Agreement. For purposes of this Agreement, "Hazardous Substance" shall mean, any hazardous or toxic substance, material or waste which is regulated by any local governmental authority, or any State or the United States Government.

         2.23 Brokers and Finders. No Seller has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or

                                       11
finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby; provided, however, each Seller so represents and warrants only with respect to that Seller and not with respect to any other Seller.

         2.24 Books and Records. The minute books of the Company, as previously made available to Buyer, contain accurate records in all material respects of all meetings of and corporate actions or written consents by the respective stockholders and Boards of Directors of the Company. Except as set forth in
Schedule 2.24, the Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         2.25 Bank Accounts. Sellers will cause the Company to deliver to Buyer at least 3 business days prior to the Closing an accurate and complete list showing the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

         2.26 Other Information. The information furnished to Buyer by Bowles or the Company or pursuant to this Agreement, including the exhibits hereto, the schedules identified herein, and in any certificate or other document executed or delivered pursuant hereto by Sellers (which for purposes of this Agreement shall be deemed to be representations and warranties), is not materially false or misleading, does not contain any misstatement of material fact, and does not omit to state any material fact required to be stated in order to make the statements therein not misleading in light of the circumstances under which they were made.

         2.27 No Changes Prior to Closing Date. During the period from the date hereof to and including the Closing Date, the Company will not have taken any of the actions specified in Section 4.01(a)-(o), without the prior written consent of Buyer.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof and as of the Closing Date, Buyer represents and warrants to Sellers as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.02 Authority Relative to this Agreement. Buyer has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of

                                       12

Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of the Agreement by Sellers) constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and, to Buyer's knowledge, no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof.

                                       13

         3.07 Access and Information. Between the Closing and June 30, 1999, Buyer and its representatives shall and shall cause the Company and its representatives to afford Bowles on behalf of Sellers and their representatives full and free access to the Company's personnel, properties, contracts, books and records, and other existing documents and data as Sellers may reasonably request, and furnish Sellers with such additional financial, operating and other data and information as Sellers may reasonably request to confirm compliance with the terms of this Agreement. Such information shall be subject to the restrictions set forth in Section 4.02 (b) of this Agreement.

         3.08 Maintenance of Company Powers. Between the Closing and June 30, 1999, Buyer shall maintain and preserve the corporate existence of the Company and all rights, privileges, licenses, trade names, franchises and other rights, the absence of which would have a material adverse affect on the conduct of its business; conduct its business in an orderly manner, without voluntary interruption; maintain its properties in good working order and condition, ordinary wear and tear and damage by casualty excepted; and from time to time make all needed repairs to, and renewals or replacements of its properties so that the efficiency of those properties shall be fully maintained and preserved.

         3.09 Maintenance of Business Organization. Between the Closing and June 30, 1999, Buyer shall use its good faith efforts to maintain the relations and good will of all material customers of the Company.

         3.10 Continuation of Business. Between Closing and June 30, 1999, Buyer shall continue to conduct the business operations of the Company in a commercially reasonable manner calculated in good faith to increase the Recurring Revenue and Non-Recruiting Revenue of the business of the Company.

         3.11  Affirmative  Undertakings.  Without  limiting the  generality  of
Section 3.10, Buyer specifically undertakes and agrees for the period commencing on Closing and ending June 30, 1999, as follows:

               (a) it will continue marketing support for the products and services of the Company by providing funding, personnel and management support for such efforts at levels not less than those provided in the ordinary course of business prior to Closing;

               (b) it will continue product development and enhancement efforts for the Company's products and services by providing funding, personnel and management support for such efforts at levels not less than those provided in the ordinary course of business prior to Closing;

               (c) it will maintain price structures for the products and services of the Company in a commercially reasonable manner intended in good

                                       14
faith, along with the marketing plans for such products and services, to increase the Recurring Revenues and Non-Recurring Revenue of the Company;

               (d) it will use its good faith efforts to maintain market identity and product integrity for each of the material products and services of the Company and will market such products and services in a commercially reasonable manner intended in good faith to increase Recurring Revenue and Non-Recurring Revenue of the Company.

               (e) it will maintain in full force and effect all existing agreements between the Company and Buyer or modify such agreements only in a commercially reasonable manner intended in good faith to increase the Recurring Revenue and Non-Recurring Revenue of the Company and will neither cause nor permit the occurrence of any event constituting, either currently or with the passage of time, a breach or default by the Company or Buyer thereunder, subject to applicable cure periods;

               (f) it will use commercially reasonable efforts to maintain the Major Customer Contracts in full force and effect in accordance with their terms as of the Closing or modify such agreements only in a commercially reasonable manner intended in good faith to increase the Recurring Revenue and Non-Recurring Revenue of the Company and shall not cause or permit the occurrence of any event constituting, either currently or with the passage of time, a breach or default by the Company, subject to the applicable cure periods, with respect to any such contract.

         3.12 Negative Covenants. During the period from Closing to June 30, 1999, Buyer will not cause or permit the Company to:

               (a) except as required by or necessary to bring in compliance with generally accepted accounting principles (A) utilize accounting principles different from those used in the preparation of the Financial Statements, (B) change its method of maintaining its books or accounts and records from such methods as in effect with respect to the preparation of the Financial Statements so as to cause a material adverse affect in the financial condition of the Company or its operations taken as a whole, or (C) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business;

               (b) in any manner which would have a material adverse affect on the financial condition of the Company or its operations taken as a whole, license, transfer, grant, waive, release, permit to lapse or otherwise fail to preserve any of the material Proprietary Rights, dispose of or permit to lapse any material license, permit or other form of authorization, or dispose of any customer lists;

               (c) terminate or amend to fail to perform all of its obligations under any material contract; or

               (d) enter into an agreement to do any of the things described in clauses 3.12 (a) through (c).

                                       15

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.01 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, Sellers will cause the Company to
(i) conduct its business and operations according to its ordinary course of business consistent with past practice except as otherwise provided in this
Section 4.01, (ii) use its best efforts to preserve intact its business organization and its relationship with licensors, suppliers, distributors, employees, customers and others having business relationships with them, except as may otherwise be agreed by Sellers and Buyer, and (iii) use its best efforts to maintain the Major Customers Contracts in full force and effect in accordance with their terms up to the Closing Date. Without limiting the generality of the foregoing, prior to the Closing without the prior written consent of Buyer, Sellers will not permit the Company to:

         (a) change or amend its Articles of Incorporation or By-laws (or similar governing documents);

         (b) (i) create, incur or assume any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than normal trade obligations incurred in the ordinary course of business consistent with past practice or (ii) pay any debt, liability or obligation of any kind other than current liabilities incurred in the ordinary course of business consistent with past practice and current maturities of existing long-term debt or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans or advances to any person except in the ordinary course of business consistent with past practice; provided, however, that without the prior written consent of Buyer, the Company shall not enter into a new agreement to provide services or amend in a material respect any existing agreement to provide services or, by action or failure to act, renew or cause to be renewed any Major Customer Contract or other customer contracts designated by Buyer in writing in effect at the date hereof;

         (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any of the capital stock of the Company or split, combine or otherwise similarly change the capital stock of the Company or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

         (d) (i) change in any manner the rate or terms of compensation or bonus payable or to become payable to any director, officer or employee or (ii) change in any manner the rate or terms of any insurance, pension, severance, or other employee benefit plan, payment or arrangement made to, for or with any employees;

                                       16

         (e) discharge or satisfy any lien other than in the ordinary course of business and consistent with past practice or subject to any Lien any assets or properties;

         (f) except as otherwise permitted in this Section 4.01, enter into any agreement or commitment for any borrowing, capital expenditure or capital financing in excess of $10,000 individually or in the aggregate;

         (g) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it in each case other than in the ordinary course of business consistent with past practice;

         (h) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm, corporation or entity, except in the ordinary course of business consistent with past practice;

         (i) except as required by generally accepted accounting principles (A) utilize accounting principles different from those used in the preparation of the Financial Statements, (B) change in any manner its method of maintaining its books or accounts and records from such methods as in effect on the date of the Financial Statements, or (C) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business;

         (j) take any action to permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage and which are obtainable on substantially the same economic terms are in full force and effect; provided, however that if the Company shall receive notice of any such cancellation or termination, it shall so notify Buyer promptly upon receipt thereof and, if feasible upon the payment of a premium which is not materially greater than the premium payable under such terminated or canceled policy, obtain simultaneously with such termination or cancellation such replacement policies;

         (k)  enter into any collective bargaining agreement;

         (l) settle or compromise any claim, suit or cause of action involving more than $10,000;

         (m) license, transfer, grant, waive, release, permit to lapse or otherwise fail to preserve any of the material Proprietary Rights, dispose of or permit to lapse any material license, permit or other form of authorization, or dispose of any customer list;

         (n) terminate or amend or fail to perform all of its obligations under any Material Contract; or

                                       17

         (o) enter into an agreement to do any of the things described in clauses (a) through (n) above.

         4.02 Current Information. During the period from the date of this Agreement to the Closing, Bowles will promptly notify Buyer in writing of any significant development not in the ordinary course of business consistent with past practice or of any material adverse change in the assets, liabilities, business, financial condition, prospects or results of operation of the Company and of any governmental complaints, investigations or hearings of which they or the Company have been advised involving the Company, or the institution or threat of the institution of any litigation or proceedings involving the Company.

         4.03 Access to Information. (a) Between the date of this Agreement and the Closing Date, Sellers will cause the Company to (i) afford Buyer and its designated representatives full access to the premises, books and records of the Company, and (ii) cause the Company's officers, and use its best efforts to cause the Company's advisors (including, without limitation, their auditors, attorneys and other advisors) to furnish Buyer and its designated representatives (including Buyer's auditors, accountants, attorneys and representatives) with financial and operating data and other information with respect to the business and properties of the Company for the purpose of permitting Buyer to make such investigation of the business, properties, financial and legal condition of the Company as Buyer deems necessary or desirable to familiarize itself therewith.

         (b) After the Closing Date, Sellers will, and will cause all of its advisors, agents and affiliates (collectively, "representatives"), to maintain all information, written or oral, specifically concerning the business of the Company and unique to such business (the "Information") in confidence and not to disclose any portion of such Information to any person or entity. In the event that any Seller or any of their representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Information, it is agreed that Buyer will be promptly notified of such request or requirement so that it may seek an appropriate protective order, and/or waive compliance with the provisions of this Section 4.03(b). If Buyer does not promptly seek and obtain a protective order, any Seller or any of their representatives may disclose such Information to the tribunal notwithstanding the first sentence of this Section 4.03(b); provided that such person shall use its reasonable best efforts to obtain, at the request of Buyer, reasonable assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed as Buyer designates. The foregoing provisions of this Section 4.03(b) shall not apply to (i) Information which at the time of disclosure, is generally available to the public, or (ii) Information which, after disclosure, becomes generally available to the public other than as a consequence of a breach of this Section 4.03(b).

         4.04 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost and expense (it being understood, however, that all reasonable legal and accounting fees and expenses so incurred by Bowles shall be paid by the Company).

                                       18

         4.05 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to put Buyer in possession of all of the assets of the Company, each party to this Agreement will, or will cause its affiliates as the case may be, to take all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may reasonably be requested by the parties hereto for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

         4.06 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Agreement.

         4.07 Filings. Buyer and Sellers will file pursuant to applicable securities laws all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Buyer and each Seller will coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the others may require to comply with applicable securities laws.

         4.08 Disclosure Supplements. From time to time prior to the Closing, Sellers will promptly supplement or amend the Schedules ("Disclosure Supplements") referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of any Seller which has been rendered inaccurate thereby. The representations and warranties of Sellers shall be amended by the Disclosure Supplements in all respects and for all purposes other than for the purposes of determining satisfaction of the conditions to Closing set forth in
Article V.

         4.09 Public Announcements. Sellers and Buyer will consult with each other before any of them or the Company issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the transactions contemplated hereby.

         4.10 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Sellers, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

                                       19

         4.11 No Solicitation. Sellers shall not, and shall cause the Company not to, initiate, solicit, encourage, or participate in, any discussions with, or provide any information to, any corporation, partnership, person, entity or group, other than Buyer and its employees and agents, concerning any merger, consolidation, sale of assets or similar transaction involving the Company, or any sale of Shares or capital stock of the Company, including securities convertible into or exchangeable for such securities, by the issuer (any such transaction being referred to herein as an "Acquisition Proposal"). Sellers will suspend any pre-existing discussions involving any Acquisition Proposal and will immediately advise Buyer if the Company or any Seller receives any Acquisition Proposal from any corporation, partnership, person, entity or group.

         4.12 Access to Customers and Suppliers. Between the date of this Agreement and the Closing Date, Sellers will cause the Company to permit a representative of Buyer to accompany a representative of the Company when they meet with or talk to the officers and employees of the customers and suppliers of the Company. In addition, Sellers will cause the Company to permit a representative of Buyer to meet with or talk to the officers and employees of the customers and suppliers of the Company, provided, however, that the Company shall have a right to have a representative present at such meetings and discussions.


                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency, be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or
(ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement.

         (b) Bowles and Buyer shall have entered into as of the Closing Date the agreement referred to in Section 7.01 and otherwise performed their respective obligations under Article VII.

         5.02 Conditions to the obligations of Sellers to Effect the Transactions Contemplated Hereby. The obligations of Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Sellers in writing:

                                       20

         (a) Buyer shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by it at or prior to the Closing and all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and Sellers shall have received certificates to that effect signed by the President or any Vice President of Buyer together with such other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith.

         (b) Sellers shall have received an opinion from counsel to Buyer, dated the Closing Date, to the effect set forth in Exhibit A hereto.

         (c) Buyer shall have delivered to Sellers a copy of the Certificate of Incorporation of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware and (ii) a certificate from the Secretary of the State of Delaware to the effect that Buyer is in good standing in such State.

         (d) No actions or proceedings which have a material likelihood of success shall have been instituted or, to the knowledge of Buyer, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (e) All material consents, waivers, authorizations and approvals, if any, necessary to permit Sellers to consummate the transactions contemplated by this Agreement shall have been received.

         (f) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and their counsel.

         5.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

         (a) Sellers shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by them at or prior to the Closing and all the representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as amended by any Disclosure Supplements as of the Closing Date, and Buyer shall have received certificates to that effect signed by Sellers together with such other documents, instruments and writings required to be delivered by Sellers or by the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith, provided, however, that if the Disclosure Supplements reveal a change from the Schedules attached hereto at the date hereof that is unacceptable to Buyer, Buyer shall not be obligated to effect the transactions contemplated hereby.

                                       21

         (b) Sellers shall have delivered to Buyer (i) copies of the Company's Articles of Incorporation including all amendments thereto certified by the Secretary of State of the State of California, (ii) certificate from the Secretary of State to the effect that the Company is in good standing and listing all charter documents of the Company on file, and (iii) a certificate as to the tax status of the Company in the State of California .

         (c) Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, from April 30, 1998, and Sellers shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

         (d) No action or proceedings which have a reasonable likelihood of success shall have been instituted or, to the best knowledge of Sellers, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (e) Each  party  hereto  shall have  received  all  material  consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of this Agreement by the parties hereto.

         (f) Other than as disclosed in the schedules attached hereto, the Company shall not have received any notice of cancellation of any Major Customer Contract or real property lease or have any basis to believe any such cancellation may occur.

         (g) Buyer shall have received an opinion from counsel to Sellers, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel, to the effect set forth in Exhibit B hereto.

         (h) No injunction or other court order requiring that any part of the business or assets of any of the Company be held separate or divested or that any business or assets of Buyer or any affiliate of Buyer be divested, or imposing or involving any conditions on Buyer or its affiliates or the Company, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either Buyer or any affiliate of Buyer on the one hand, or the Company on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

         (i) The  Company  shall not have taken any of the  actions set forth in
Section 4.01(a) - (o) without the prior written consent of Buyer.

         (j) Buyer shall have received satisfactory evidence of the resignation as of the time of Closing of such of the present officers (in their capacity as corporate officers only) and directors of the Company as Buyer may request at least 3 business days prior to Closing.

                                       22

         (k) There shall not be in effect at the Closing Date any contractual provisions restricting the ability of the Company or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

         (l) Buyer and its counsel shall have approved (which approval shall not be unreasonably withheld) (i) the form of stock certificate and related instruments of transfer to be delivered to Buyer at the Closing, (ii) all other proceedings to be effected at the Closing or otherwise in connection with the transactions contemplated by this Agreement, and (iii) all other documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for a period of one year from the Closing Date, provided that (x) any claim for indemnification which is asserted within the time period set forth in Section 6.02(e) shall survive such one year period, for the period set forth in such Section, and (y) claims under Section
6.03 with respect to liability for Taxes which are asserted prior to the expiration of the applicable statute of limitation (including any extension thereof) respecting such Tax liability or obligation shall also survive such one year period for the period set forth in such Section.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, Bowles shall defend, indemnify and hold harmless Buyer and its subsidiaries (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), suffered by any of them as a result of, or arising from: (i) except for matters referred to in clauses (ii) and (iii) hereof and in Section 6.03, any inaccuracy in or breach of or omission from any of the representations or warranties made by Bowles in Article II of this Agreement or pursuant hereto (as amended by the Disclosure Supplements), or any nonfulfillment, partial or total, of any of the covenants or agreements made by Bowles in this Agreement to the extent not waived by Buyer in writing; (ii) except for matters referred to in clause (iii) hereof and in Section 6.03, any claim, action, suit, proceeding or investigation of any kind relating to or arising from events occurring prior to the Closing Date, instituted by or against or involving the Company or any of its business or assets (other than those claims, actions, suits, proceedings and investigations set forth in Schedule 2.14 of the Disclosure Schedule) regardless of whether such claims, actions, suits, proceedings or investigations are made or commenced before or after the Closing Date, provided that Damages relating to claims, actions, suits, proceedings and investigations that relate to events occurring both before and after the Closing Date shall be equitably allocated

                                       23
between Buyer and Sellers and; (iii) the failure or inability of the Company to collect all accounts receivable reflected on the Financial Statements less the amount of $20,000, provided, however, the Company and Buyer shall have used all customary methods to collect such accounts receivable and provided further, that if Bowles shall be required to pay any amounts hereunder, Buyer or the Company shall assign uncollected accounts receivable to Bowles, who may use all necessary reasonable means to collect it, including bringing an action in the name of the Company.

         (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in
Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Sellers in writing.

         (c) From and after the Closing Date, each Seller other than Bowles shall defend, indemnify and hold harmless the Buyer Indemnitee Group against and in respect of any and all Damages suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by such Seller in Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by such Seller in this Agreement.

         (d) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within thirty days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the

                                       24
indemnified party or any of its affiliates, provided, however, the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (e) Claims for indemnification made under this Section 6.02 shall be made within a period of one year from the Closing Date, provided, however, notwithstanding the foregoing, claims for indemnification with respect to any action, lawsuit, proceeding or investigation of any kind relating to or arising out of the matters referred to in Section 6.02(a)(ii) and claims for indemnification pursuant to Section 6.02(a)(iii) may be made within five years from the Closing Date.

         6.03  Tax Indemnity, Etc.

         (a) Bowles shall be responsible for and pay all Taxes attributable to the Company or its subsidiaries or for which the Company is liable for any period or portion of a period that ends on or before the Closing Date ("pre-Closing Date") which have not been paid or adequately provided for in the Financial Statements. Such Taxes shall include but not be limited to the Taxes of any member of an affiliated group of which the Company was a member for federal income tax purposes or any entity with which the Company filed a combined return for state or local tax purposes.

         (b) Subject to Section 6.04, Bowles shall indemnify Buyer, the Company and their affiliates and their respective successors and assigns (each, a "Tax Indemnified Party", and collectively, "Tax Indemnified Parties") against and hold the Tax Indemnified Parties harmless on an after-tax basis from all liability, loss or damage and from all expenses paid to third parties (including reasonable attorneys' fees) with respect to all such Taxes described in the immediately preceding clause (a) which are in excess of U.S. $5,000.

         (c) If, in connection with the audit of any federal, state, local or foreign return, any claim or demand is asserted in writing against a Tax Indemnified Party which may result in a claim for indemnification under this
Section 6.03, such party shall notify Bowles of such claim or demand within twenty-five (25) days of receipt thereof. Bowles shall have the right to control at his own cost and expense, the defense of such claim or demand, provided, however, he shall consult with Buyer with respect to such defense, and he shall not compromise or settle such claim or demand without the consent of Buyer if such compromise or settlement would adversely affect Buyer, which consent shall not be unreasonably withheld. Subject to the foregoing, the Tax Indemnified Party shall cooperate fully in such defense as and to the extent reasonably

                                       25
requested by Bowles. In the event Bowles does not timely pursue the defense of the matter, the Tax Indemnified Party shall have the full right to defend against such liability, and shall be entitled to settle or agree to pay in full such claim or demand in its sole discretion and thereafter pursue its rights under this Agreement.

         (d) Bowles shall pay to the Tax Indemnified Party all indemnity amounts within thirty (30) days after written demand therefor, or, if they timely contest a claim or demand, within thirty (30) days after the matter is settled or finally determined.

         (e) Bowles and Buyer shall cooperate fully with each other in accordance with the reasonable request of the other party, in connection with any audit, litigation or other proceeding with respect to the Tax liability of the Company and the preparation of any tax return with respect to the Company. Such cooperation shall include the retention, and upon a party's request, the provision to the other parties of records and information which are reasonably relevant to any such proceeding or return, as well as making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Strict confidentiality shall be maintained for such records and information.

         (f) For purposes of this Section 6.03, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax payable for the period ending on the Closing Date shall (i) in the case of any property taxes and other taxes determined at a fixed rate for a period, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (ii) in the case of any other Taxes, be deemed equal to the amount which would be payable if the taxable year ended on the Closing Date.

         (g) All tax allocation, tax sharing and similar agreements, if any, to which the Company is or was a party at any time on or before the Closing Date shall be terminated as of the Closing Date with respect to the Company. The Company shall have no obligation for the payment of any amount pursuant to any such agreement, except as expressly provided for in the Financial Statements. Subject to Section 6.04, the foregoing indemnity obligations of Bowles and the covenants and agreements of the parties contained in this Section 6.03 shall survive the Closing and be applicable for the applicable statute of limitations (as such may be waived or extended).

         (h) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or its subsidiaries.

                                       26

         6.04 Limitation on Indemnification. (a) Notwithstanding the provisions of Sections 6.02 and 6.03 hereof, (i) Bowles shall not be obligated to indemnify and hold harmless the Buyer Indemnitee Group and the Tax Indemnified Parties unless and until the aggregate amount of all claims for which indemnification is sought under Sections 6.02 and 6.03 exceeds Fifty Thousand Dollars ($50,000), and then only as to the amount by which aggregate claims thereunder exceed $50,000 and (ii) the aggregate liability with respect to the indemnifications contained in Sections 6.02 and 6.03 shall not exceed ten percent (10%) of the aggregate cash consideration paid or to be paid to Bowles pursuant to Sections
1.02 and 7.02  hereof;  provided,  however,  the  limitations  contained in this
Section 6.04 shall not apply to an inaccuracy in or breach of the representations and warranties of Bowles in Section 2.02 hereof, for which there shall be no limitations (either minimum thresholds or maximum amounts) applicable to the indemnifications therefore contained in Section 6.02(a)(i). Notwithstanding the provisions of Section 6.02 hereof, Buyer shall not be obligated to indemnify and hold harmless Sellers until the aggregate of all claims for which indemnification is sought under Section 6.02 exceeds Fifty Thousand Dollars ($50,000), and then only as to the amount by which aggregate claims thereunder exceed $50,000.

         (b) Except for liability provided for in Section 8.02(b) hereof and the remedy of specific performance provided for in Section 9.12 hereof, Buyer acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to any inaccuracy in or breach of or omission from any of the representations or warranties made by Bowles in Article II of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article VI. Except for liability provided for in Section 8.02(b) hereof and the remedy of specific performance provided for in Section 9.12 hereof, Sellers acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in Article III of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article VI.


                                   ARTICLE VII
                        ADDITIONAL AGREEMENTS WITH BOWLES

         7.01 Non-Competition. At the Closing, Bowles and Buyer shall execute and deliver to each other the Confidentiality and Non-competition Agreement in the form attached hereto as Exhibit C, dated as of the Closing Date.

         7.02 Purchase of Bowles' Goodwill. Subject to the Closing, Bowles agrees to sell, assign and transfer to Buyer on the Closing Date, and Buyer agrees to purchase all of the individual and personal goodwill of Bowles pertaining to or arising out of the business of developing software and providing financial and communication services for the financial services industry (the "Goodwill"). Although the Goodwill was used by Bowles in the conduct of the business of the Company up to the date of this Agreement, it is acknowledged by Sellers to be a separate and valuable asset of Bowles apart from the goodwill of the Company. Concurrently with the Closing, Bowles shall assign the Goodwill to Buyer, free and clear of all liens, claims and encumbrances, by a duly executed assignment in form reasonably requested by Buyer. In full

                                       27
consideration for the purchase by Buyer of the Goodwill, Buyer shall pay to Bowles (i) 160% of the Excess Amount (as defined in Section 1.02(b)) for each of the calendar quarters ending June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999, and June 30, 1999 and (ii) 20% of the Non-recurring Revenue (as defined in Section 1.02(c)) received by the Closing after the Closing Date and before July 1, 1999. Such payments shall be made quarterly simultaneously with the payments to Sellers as provided in Section 1.02 (b) and
(c) hereof. Buyer shall have a right of setoff against these payments for any liability of Bowles to Buyer pursuant to this Agreement.

         7.03 Inactive Software Systems. All ownership and rights of the Company to its currently inactive software systems known as "Mutual Fund and Variable Annuity Hypothetical System" and "Wholesaler System", only to the extent separable from other software programs or systems of the Company, will be transferred to Bowles on or prior to the Closing Date, subject to (i) Buyer's right of first refusal to acquire such software systems in the event of their subsequent disposition or transfer; and (ii) such software systems not being used in a manner which, if used by Bowles, would violate the restriction against competition contained in the Confidentiality and Non-Competition Agreement attached as Exhibit C hereto.


                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)  by the mutual consent of Sellers and Buyer; or

         (b) by either Buyer or Bowles if the Closing shall not have occurred on or before May 25, 1998 or such later date as may be agreed upon by Buyer and Bowles.

         8.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 8.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) the parties hereto will promptly redeliver to Sellers or Buyer, as the case may be, all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

         (b) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except (i) with respect to Section 4.04, and (ii) solely with respect to terminations pursuant to Section 8.01(b), any party whose material breach of any covenant or agreement hereunder shall have resulted in the failure of the transactions contemplated by this Agreement to close, shall be liable for breach of contract or otherwise, to

                                       28
the extent provided by law; provided, however, that this subsection (b) (ii) shall not be construed to limit the remedies otherwise available with respect to such defaulting party.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Sellers.

         9.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.02.

         9.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Sellers, to:
                  Donald W. Bowles
                  16955 Via Del Campo, Suite 215
                  San Diego, California  92127

                  with a copy to:

                  Fisher Thurber LLP
                  4425 Executive Square, Suite 1600
                  LaJolla, CA  92037
                  Attn:   David A. Fisher


                                       29

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Charles R. Wood, Sr. Vice President

                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         9.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

         9.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

         9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         9.09 Entire Agreement. This Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.


                                       30

         9.10  Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)  The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

         9.11 Severability. The parties hereto acknowledge that the provisions of this Agreement, including the territorial and time limitations set forth in
Section 7.01 hereof, are reasonable under the circumstances. The parties intend that the covenants contained in Section 7.01 (a) and (b) shall be construed as separate covenants as to each city, county and state in the United States in which the Company is conducting business as of the Closing. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         9.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and expert's fees and costs in addition to such other relief as may be granted.


                                       31

         IN WITNESS WHEREOF, Sellers and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                   DATA  TRANSMISSION  NETWORK
                                   CORPORATION

Date:  May 27, 1998                /s/ Charles R. Wood
                                   -------------------------------
                                   Charles R. Wood, Sr. Vice President


Date:  May 28, 1998                /s/ Donald W. Bowles
                                   ----------------------------
                                   Donald W. Bowles


                                   EXCEL INTERFINANCIAL CORPORATION


Date:  May 28, 1998                /s/ Richard Muir
                                   ----------------------------------
                                   Richard Muir, Executive Vice President



                                   CHARTER FINANCIAL HOLDINGS, LLC


Date:  May 29, 1998                /s/ John L. O'Donnell
                                   ---------------------------------
                                   John L. O'Donnell, Manager


Date:  May 28, 1998                /s/ Steven L. Reynolds
                                   --------------------------------
                                   Steven L. Reynolds


Date:  May 28, 1998                /s/ Douglas Vanderbilt
                                   --------------------------
                                   Douglas Vanderbilt



                                       32

                                   SCHEDULE 1


                                                                                     Percentage of
   Name and                      Number of                    Payment Due              Balance of
Address Of Seller              Shares Owned                   at Closing             Purchase Price

Donald W. Bowles                 790,000                      $1,809,200                  90.46%

Excel Interfinancial              13,300                      $   30,400                   1.52%
  Corporation

Charter Financial                 10,000                      $   23,000                   1.15%
  Holdings, LLC

Steven L. Reynolds                45,000                      $  103,000                   5.15%

Douglas Vanderbilt                15,000                      $   34,400                   1.72%
                                 -------                      ----------                   -----

TOTALS                           873,300                      $2,000,000                    100%

                                       33

                                    EXHIBIT A


                                (Opinion of AK&C)

                           Dated _______________ ,1998


Mr. Donald W. Bowles
16955 Via Del Campo, Suite 215
San Diego, California 92127

Dear Mr. Bowles:

         We have acted as counsel to Data Transmission Network Corporation (the "Company"), a Delaware corporation, in connection with the Company's purchase of all of the issued and outstanding capital stock of National Datamax, Inc. pursuant to that certain Stock Purchase Agreement dated as of May ___, 1998, among all of the stockholders of National Datamax, Inc. and the Company (the "Agreement"). This opinion is being rendered to you pursuant to Section 5.02(b) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Agreement. We reviewed the following documents and agreements:

         (i)      the Agreement;

         (ii) the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

         (iii) the Bylaws of the Company as certified by the Secretary of the Company on the date of this opinion letter (the "Bylaws"); and

         (iv) actions taken by the Board of Directors of the Company to authorize the transactions contemplated by the Agreement.

         In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. During the course of our

                                       34
discussion with such representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by persons or entities other than the Company, we have assumed that each such other person or entity had the power and capacity to enter into and perform all his, her or its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such person or entity.

         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files or made available to us by the Company and after inquiries of officers of the Company, and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for the Company, without independent investigation or inquiry as to factual matters, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. The  Company  has the  corporate  power and  authority  to  execute, deliver, and perform the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

         3. Except as set forth in the Agreement, neither the execution, delivery, nor performance of the Agreement nor the consummation of the transactions contemplated thereby (i) conflicts with or violates any provisions of the Certificate of Incorporation or By-laws of the Company, (ii) to our knowledge, violates any judgment, decree, order, writ or injunction specifically naming the Company, (iii) to our knowledge, requires on the part of the Company any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency, or (iv) to our knowledge, violates any statute, rule or regulation.

         This opinion relates solely to the laws of the State of Nebraska, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions. We have assumed that, and our opinions expressed in paragraph 2 above are based upon our assumption that, the internal laws of the State of Nebraska and Federal law govern the provisions of the Agreement and the transactions contemplated thereby.

                                       35

         Our opinions relating to validity, binding effect, and enforceability of the Agreement are subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws or judicial decisions affecting the validity and enforcement of creditors' rights generally, (ii) Nebraska law which may restrict your right to collect attorneys' fees from a defaulting party, (iii) public policy considerations or statutory provisions which may limit a party's rights to indemnification against liability for its own wrongful or negligent acts and to obtain certain remedies (iv) provisions of Nebraska law which restrict the concurrent exercise of multiple remedies, (v) principles of equity which permit the exercise of judicial discretion (regardless of whether such enforceability is considered in a proceeding in equity or at law). In applying the principles of equity referred to in the preceding clause (v) a court, among other things, might not allow a contractual party to declare a default deemed immaterial; such principles of equity, as applied by a court, also might include a requirement that a contractual party act reasonably and in good faith. We express no opinion as to the enforceability of provisions of the Agreement which involve disclaimers, liability limitations with respect to third parties, releases of legal or equitable defenses, liquidated damages, or waivers of notices, rights, or remedies, or which impose penalties or forfeitures upon the occurrence of a default. Certain remedial provisions of the Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of the Buyer's rights and remedies under the Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

         We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. The opinions expressed herein are furnished by us, as counsel for the Company, solely for your benefit in connection with the transactions contemplated by the Agreement and upon the understanding that we are not hereby assuming any responsibility to any other person whatsoever. This opinion may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                       Very truly yours,

                                       ABRAHAMS, KASLOW & CASSMAN


                                       By:


                                       36

                                    EXHIBIT B

                         (Opinion of Fisher Thurber LLP)

                           Dated _______________ ,1998


Data Transmission Network Corporation
9110 West Dodge Road
Suite 200
Omaha, NE  68114

Gentlemen:

         We have acted as counsel to National Datamax, Inc. (the "Company"), a California corporation, and certain of its shareholders, Donald W. Bowles and Charter Financial Holdings, LLC (collectively the "Shareholders"), in connection with your purchase of all of the issued and outstanding capital stock of the Company pursuant to that certain Stock Purchase Agreement dated as of May ___, 1998, among all of the stockholders of the Company and you (the "Agreement"). This opinion is being rendered to you pursuant to Section 5.03(g) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Agreement. We reviewed the following documents and agreements:

         (i)      the Agreement;

         (ii) the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of California (the "Articles of Incorporation");

         (iii) the Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date of this opinion letter (the "Bylaws");

         (iv)     the stock certificates and stock records of the Company; and

         (v) actions taken by the stockholders and Board of Directors of the Company to authorize the transactions contemplated by the Agreement.

         In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the

                                       37
authenticity of the originals of such copies. As to any facts material to the opinions hereafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. During the course of our discussion with such representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by persons or entities other than the Shareholders and the Company, we have assumed that each such other person or entity had the power and capacity to enter into and perform all his, her or its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such person or entity.

         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files or made available to us by the Company and after inquiries of officers of the Company, and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for the Company, without independent investigation or inquiry as to factual matters, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and authority and, to our knowledge, all franchises, licenses, and permits from governmental authorities necessary to own and operate its properties and to conduct its business as presently being conducted.

         2. The Company is duly qualified to do business and is in good standing in (i) the state of California, and (ii) to our knowledge, each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

         3. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value, of which 873,300 shares are outstanding and no shares are held in the treasury of the Company. All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, there are no outstanding subscriptions, scrip, warrants, commitments, conversion rights, calls, options or agreements to issue or sell additional securities of the Company, and no obligations whatsoever requiring, or which might require, the Company to issue any securities.

                                       38

         4. To our knowledge, the parties to the Agreement other than you have good title to all of the outstanding shares of Common Stock of the Company, free and clear of all liens, encumbrances, security interests, options, claims, charges and restrictions.

         5. Each of the Shareholders has the power, authority, and capacity to execute, deliver, and perform the Agreement and to consummate the transactions contemplated thereby, and the Agreement and all documents and instruments delivered by the Shareholders thereunder have been duly executed and delivered by them and constitute legal, valid and binding obligations of the parties thereto other than Buyer, enforceable in accordance with their terms.

         6. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated thereby will not, except as disclosed in the disclosure schedules to the Agreement, result in a breach or violation of or constitute a default under, or accelerate any obligation under, or give rise to a right of termination of, the Articles of Incorporation or By-laws of the Company or, to our knowledge, any judgment, decree, order, governmental permit or license, authorization, agreement, indenture, instrument, or statute or regulation to which the Shareholders or the Company is a party or by which the Shareholders or the Company or its business, assets, or properties may be bound or affected, and, to our knowledge, will not, except as disclosed in the disclosure schedules to the Agreement, result in the creation of any lien, claim, encumbrance or restriction on any part of the business or assets of the Company.

         7. To our knowledge, there is no legal action or governmental proceeding or investigation pending or threatened against or affecting the Company or its stockholders which prevents the parties other than Buyer from entering into or being bound by the Agreement or from consummating the transactions contemplated thereby or which questions the validity of the Agreement or the transactions contemplated thereby.

         8. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, there is no legal action or governmental proceeding or investigation pending or threatened against or affecting the Company, which, if decided adversely to the Company, would have a material adverse affect on the properties, business, profits or condition (financial or otherwise) of the Company, taken as a whole.

         9. To our knowledge, except as disclosed in the disclosure schedules to the Agreement, no consent, authorization or approval of, or exemption by, or filing with, any court or administrative agency or authority of the United States of America or the State of California is required in connection with the delivery and performance by the Shareholders of the Agreement or any of the instruments or agreements delivered by the Shareholders thereunder, or the taking of any action therein contemplated.

         10. All corporate proceedings required by the California General Corporation Law to be taken by the Board of Directors or the stockholders of the Company on or prior to the Closing Date in connection with the execution and delivery of the Agreement and in connection with the sale of all of the capital stock of the Company have been duly and validly taken.

                                       39

         This opinion relates solely to the laws of the State of California, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions. We have assumed that, and our opinions expressed in paragraph 5 above are based upon our assumption that, the internal laws of the State of California and Federal law govern the provisions of the Agreement and the transactions contemplated thereby.

         The opinion set forth in paragraph 5 above concerning the enforceability of the obligations of the Shareholders under the Agreement is subject to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in California statutes and common law.

         We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. The opinions expressed herein are furnished by us, as counsel for the Company and the Shareholders, solely for your benefit in connection with the transactions contemplated by the Agreement and upon the understanding that we are not hereby assuming any responsibility to any other person whatsoever. This opinion may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                       Very truly yours,

                                       FISHER THURBER LLP

                                       By:


                                       40

                                    EXHIBIT C


                               CONFIDENTIALITY AND
                            NON-COMPETITION AGREEMENT

         THIS AGREEMENT is made and entered into as of the _____ day of _________________, 1998, by Donald W. Bowles ("Shareholder") for the benefit of Data Transmission Network Corporation, a Delaware corporation, and its subsidiaries and affiliated corporations (collectively, "DTN").

                                R E C I T A L S:

         A. Prior to the date hereof, National Datamax, Inc. (the "Company") has operated a business which licenses software and provides information services regarding publicly traded securities and related financial information to broker/dealers, financial planners, and other customers. For purposes of this Agreement, all of the businesses of the Company are collectively referred to herein as the "Business".

         B. Pursuant to the terms and conditions of that certain Stock Purchase Agreement dated _____________, 1998, effective today, Data Transmission Network Corporation acquired all of the capital stock of the Company.

         C. The Company has carried on the Business throughout the United States of America (the "Territory"). DTN operates communication and information service businesses which are currently conducted throughout the United States of America and Canada.

         D. Shareholder was the owner of a majority of the outstanding shares of capital stock of the Company and President of the Company. As a result of Shareholder's executive position with the Company, Shareholder was entrusted with highly sensitive, confidential, and proprietary information relating to the Business, including but not limited to knowledge regarding the future plans, trade secrets, know-how, products, suppliers, clients, and employees of the Business, which information DTN desires to protect.

         E. In order to prevent the improper use of confidential and proprietary information relating to the Business and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business which were acquired by DTN, Shareholder agrees that limitations must be imposed on Shareholder's right to compete with the Business, or use confidential information of the Business or its clients.

         NOW, THEREFORE, in consideration of the foregoing recitals and DTN acquiring the Business, the parties agree as follows:

                                       41

SECTION 1 - NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) "Confidential Information" means information, not generally known, that is proprietary to the Business, including without limitation:

         1) the financial and accounting data, sales records, profit and loss and other performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods, data processing and communication information, technical data, securities information, agreements with insurers, banks, and other service providers, and trade secrets and know-how regarding the products and services of the Business;

         2)       the  personnel  and  salary   information   of  the  Business,
                  including wages, bonuses, commissions, and fringe benefits of the Business;

         3) the production and processing procedures, formulae and systems of the Business;

         4)       the vendor and supplier information of the Business;

         5) the buying practices, sources of supply for components, the quality, prices and usage of components, information and materials, manner of vendor payment, profit margins, expense ratios, pricing, lead time and other information concerning the buying activities of the Business;

         6) the client lists and prospect lists of the Business, including, without limitation, names of contacts, products and services purchased, quantities of products and services purchased, pricing including discounts and add-ons, terms, credit histories, timing of purchases, and payment histories, special demands of particular clients, and current and anticipated requirements of clients generally for products or services of the Business;

         7) the marketing information of the Business, including, without limitation, research, development, testing and client surveys and preferences regarding the current and new products or services of the Business, and specifications of any new products or services under development by or for the Business;

         8) the business projections, strategic planning, marketing planning, activity and practices, marketing systems and procedures, pricing policies and practices, and inventory procedures and systems of the Business; and

         9)       confidential information of the clients of the Business.

         (b) Shareholder hereby agrees not to directly or indirectly disclose any Confidential Information to any third party without the prior written

                                       42
consent of DTN or as required by applicable law. Shareholder further agrees not to use, directly or indirectly, any Confidential Information for the benefit of Shareholder or any third party. Confidential Information does not include any of the items in this Section which have become publicly known and made generally available through no wrongful act of Shareholder or of others who Shareholder did not know and had no reasonable basis for knowing were under confidentiality obligations as to the item or items involved.

SECTION 2 - RESTRICTIONS AGAINST COMPETITION.

         In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business which were acquired by DTN, Shareholder hereby agrees that for a period of three (3) years after the date of this Agreement, Shareholder will not, directly or indirectly, on his own behalf or in the service or on behalf of others:

         a) solicit any client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

         b) advise or recommend to any other person that such person solicit any client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

         c) solicit any prospective client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

         d) advise or recommend to any other person that such person solicit any prospective client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

         e) work for himself or another, in an employee, managerial, marketing, sales, consulting or other capacity, in carrying on a business in competition with the Business within the Territory or providing within the Territory other services now currently provided by the Business or any prospective services being developed by the Business during Shareholder's employment with the Company, the details of which Shareholder was privy to in Shareholder's position with the Company; provided that notwithstanding the foregoing, Shareholder shall thereafter still be restricted from using the Confidential Information pursuant to Section 1 hereof; or

         f) solicit or recruit for employment, or attempt to solicit or recruit for employment, or advise or recommend to any other person that such person solicit or recruit for employment, or attempt to solicit or recruit for employment, any person who was employed by the Company and worked in the Business during the twelve (12) month period immediately preceding the effective date of the acquisition of the Company by DTN and who was employed by DTN after the effective date of such acquisition.

                                       43

         The phrase "prospective client" shall mean those businesses with whom any representative of the Company had substantial and extended actual and personal contact during the twelve (12) month period immediately preceding any such act to develop new business for the Business, including developing sales strategies, marketing information and proposals, and negotiating providing services to such prospective clients.

         Shareholder agrees that it is reasonable to restrict the Shareholder's competition during the time period described above in the entire geographic area in which the Company or DTN operates and that the restrictions set forth in this Agreement (including, but not limited to, the period of restriction, activity and geographic area set forth) are fair and reasonable and are necessarily required for the protection of the interests of DTN and to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business acquired by DTN.

SECTION 3 - ENFORCEMENT OF RESTRICTIONS.

         Shareholder understands and agrees that his access to the Confidential Information and clients of the Business makes such restrictions both necessary and reasonable.

         Shareholder agrees with DTN that if Shareholder shall violate or threaten to violate any of the terms of this Agreement, then DTN shall be entitled to injunctive relief; such remedy shall be in addition to and not in limitation of any rights or remedies to which DTN is or may be entitled to at law or in equity.

         The parties agree that the covenants contained in Sections 1 and 2 of this Agreement are independent of one another and are severable. In the event any part of the covenants contained in Section 1 or 2 of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. If any provisions of these covenants relating to the time period, activity and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods, activities or areas which such court deems reasonable and enforceable, the parties agree that the court making such a determination shall have the power to reduce the time period, activity and/or area of restriction to the maximum time period, activity and/or area which such court deems reasonable and enforceable.

SECTION 4 - CONSIDERATION.

         As consideration for the performance and compliance by Shareholder hereunder, DTN hereby covenants and agrees to pay Shareholder the sum of One Million Dollars ($1,000,000) payable on the date of this Agreement.

                                       44

SECTION 5 - ATTORNEY REVIEW.

         Shareholder was advised and encouraged to review this Agreement with his private attorneys before signing it. To the extent, if any, that the Shareholder desired, Shareholder has taken advantage of this right. Shareholder has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.

SECTION 6 - SUCCESSORS, ASSIGNS AND THIRD PARTY BENEFICIARIES.

         This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns.

SECTION 7 - MISCELLANEOUS.

         This writing constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements among them respecting the subject matter. Except as otherwise set forth in this Agreement, there are no extraneous representations, arrangements, understandings, or agreements, oral or written, among the parties hereto, except those fully expressed herein. No amendments or modifications to the terms of this Agreement shall be made unless made in writing and signed by all the parties hereto. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions. The existence of any claim or cause of action by Shareholder against DTN, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by DTN.

SECTION 8 - HEADINGS.

         The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

SECTION 9 - APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of California.

                            [SIGNATURE PAGE FOLLOWS]

                                       45

                                SIGNATURE PAGE TO
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                        /s/ Donald W. Bowles
                                        ------------------------------------
                                        Donald W. Bowles, Shareholder



                                        DATA TRANSMISSION NETWORK
                                        CORPORATION , a Delaware corporation


                                        By:_____________________________________
                                        Its:____________________________________

                                       46
                                    - 215 -